Exhibit 10.18

EXECUTION

AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of November 21, 2017 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and AmeriHome Mortgage Company, LLC (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Representations and Warranties Concerning Seller.  Section 8.1 of the Existing Master Repurchase Agreement is hereby amended by adding the following new subclauses at the end thereof, respectively:

(cc)  No Sanctions.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.

(dd)  Anti-Money Laundering Laws.  Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering

Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

SECTION 2.                          Notices.  Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by deleting the notice information for Buyer and replacing it with the following:

If to Buyer:                                Bank of America, N.A.
31303 Agoura Road
Mail Code: CA6-917-02-63
Westlake Village, California 91361
Attention: Adam Gadsby, Managing Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Director, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

Bank of America, N.A.
One Bryant Park
Mail Code: NY1-100-17-01
New York, New York 10036
Attention: Amie Davis, Assistant General Counsel
Telephone: (646) 855-0183
Facsimile: (704) 409-0337
Email: Amie.Davis@bankofamerica.com

SECTION 3.                          Definitions.  Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

3.1  deleting the definitions of “Liquidity” and “Type” in their entirety and replacing them with the following:

Liquidity:  As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents, (b) the balance in the Over/Under

Account exclusive of funds held due to a Margin Deficit or Margin Call, (c) the excess balances in the over/under accounts, if any, of Seller’s third party warehouse lenders (other than Buyer), but exclusive of restricted funds held therein as provided for under the related documentation, including such restricted funds held due to a minimum threshold amount, a margin deficit, a margin call, any default or on account of the payment of any fees or expenses due and payable to such third party warehouse lender thereunder, and (d) that portion of Seller’s undrawn, available and committed mortgage servicing rights facilities as permitted under the Transaction Terms Letter.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

Type:  A specific type of mortgage loan, as set forth in the Transactions Terms Letter.

3.2  adding the following definitions in their proper alphabetical order:

Anti-Money Laundering Laws:  As defined in Section 8.1(dd) of this Agreement.

CRA Aggregation Mortgage Loan:  An Agency Eligible Mortgage Loan or Government Mortgage Loan that is intended to be sold to an Approved Investor, other than an Agency, for purposes of such Approved Investor, at its sole discretion, seeking credits for the Community Reinvestment Act (“CRA”) (1977) (12 U.S.C. 2901-Regulations 12 CFR parts 25, 228, 345, and 195).

Sanctions:  As defined in Section 8.1(cc) of this Agreement.

USDA:  The United States Department of Agriculture and any successor thereto.

SECTION 4.                            Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 5.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 6.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.                            Counterparts.  This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.                            Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.                            GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A. as Buyer

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title: